Exhibit (j)

               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 33 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 29, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of Scudder GNMA Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Administrative Fee" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
December 27, 2000